Exhibit 10.35

Execution Version

AMENDMENT TO AMENDED AND

RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made as of May 31, 2016 by Phibro Animal Health Corporation, a Delaware corporation (the “Company”) and Gerald K. Carlson (the “Employee”).

WITNESSETH.

WHEREAS, the Company and the Employee entered into that certain Amended and Restated Employment Agreement, dated as of March 27, 2014 (the “Employment Agreement”); and

WHEREAS, the parties hereto desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Section 5 of the Employment Agreement is amended by adding the following Section 5(e) to the end thereof:

(e)  RETIREE MEDICAL.  The parties acknowledge that upon termination of employment, Employee (and his eligible spouse) would be eligible for benefits under the Company’s Retirement Health Care Plan (“Retiree Health Plan”) as such Retiree Health Plan may be amended from time to time by the Company.  Inasmuch as the Employee and his spouse desire to waive all rights to future benefits under the Retiree Health Plan, and, in lieu thereof, for Employee to receive a cash payment upon Employee’s retirement from the Company, the parties have agreed that as consideration for Employee’s waiver of any and all future benefits under the Retiree Health Plan, which waiver shall be consented to by his spouse, the Company agrees that upon Employee’s retirement from the Company, he shall be paid a lump sum cash payment in the amount of $350,000.00; such cash payment shall be paid as soon as practicable after the execution and delivery of the general release and the spousal release described in section 8 of this Agreement, but in no event later than March 15th of the calendar year following the year in which his severance from service occurs.

2.	Section 7(d) of the Employment Agreement is hereby amended by added the following Section 7(d)(vi) before the last paragraph of Section 7(d):

“(vi)        a lump sum payment of an amount equal to onethird (1/3) of Employee’s annual Base Salary, provided that such termination must occur prior to December 31, 2016 and, in such event, such payment shall be paid as soon as practicable after the execution and delivery of the general release described in section 8 of this Agreement by Employee, but in no event later than March 15, 2017.”

3.	Section 8 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

8.          RELEASE.  Any and all amounts payable and benefits or additional rights provided pursuant to this Agreement beyond the Accrued Benefits shall only be payable if the Employee delivers to the Company and does not revoke a general release of claims in favor of the Company reasonably satisfactory to the Company substantially in the form attached hereto as Exhibit A.  Such release shall be executed and delivered (and no longer subject to revocation, if applicable) within sixty (60) days following termination.  Any and all amounts payable pursuant to Section 5(e) of this Agreement shall only be payable if the Employee’s spouse delivers to the Company and does not revoke the Spousal Consent set forth as Exhibit B to this Agreement, which Spousal Consent shall be executed and delivered (and no longer subject to revocation, if applicable) within sixty (60) days following termination. In no event however, may the Employee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement or otherwise which constitutes a “deferral of compensation” within the meaning of Section 409A.  In addition, to the extent payments under this Agreement that are contingent on the Employee’s execution of the Release described in this paragraph constitute deferred compensation for purposes of Section 409A and the Release’s execution period shall commence in one tax year and end in the subsequent tax year, the payments under this Agreement shall be made solely in the subsequent tax year.

4.	Section 23(b)(i) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

(b)	SECTION 409A COMPLIANCE.

(i)	The intent of the parties is that payments and benefits under this Agreement shall, (i) to the extent possible, be exempt from the restrictions of Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) or, (ii) to the extent no exemption from Code Section 409A is available or satisfied, then to comply with that Code Section, and, with respect to (i) or (ii), to the maximum extent permitted, this Agreement shall be interpreted to be either exempt from Code Section 409A as available or to be in compliance therewith. To the extent that any provision hereof is modified in order to be exempt from or to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Employee and the Company of the applicable provision without violating the provisions of Code Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Employee by Code Section 409A or damages for failing to comply with Code Section 409A.

5.	Exhibit A to the Employment Agreement is hereby deleted in its entirety and replaced with Exhibit A to this Amendment.

6.	The Employment Agreement is hereby amended by the addition of Exhibit B hereto as Exhibit B to the Employment Agreement.

7.	Except as specifically set forth herein, the Employment Agreement and all of its terms and conditions remain in full force and effect, and the Employment Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Employment Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Employment Agreement as amended by this Amendment. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Employment Agreement.

8.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.

9.	This Amendment, including the validity, interpretation, construction and performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed in such State, without regard to such State’s conflicts of law principles.

10.	This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Employment Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

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SIGNATURE PAGE TO AMENDMENT TO THE AMENDED

AND RESTATED EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

PHIBRO ANIMAL HEALTH CORPORATION

By:	/s/ Jack C. Bendheim
Name: Jack C. Bendheim
Title: Chairman and Chief Executive Officer

EMPLOYEE

/s/Gerald K. Carlson
Gerald K. Carlson

EXHIBIT A

GENERAL RELEASE

I, ________________________, in consideration of and subject to the performance by Phibro Animal Health Corporation (together with its subsidiaries, the “Company”), of its obligations under the Employment Agreement dated as of March 27, 2014, as amended on May 31, 2016 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and all present, former and future managers, directors, officers, employees, successors and assigns of the Company and its affiliates and direct or indirect owners (collectively, the “Released Parties”) to the extent provided below (this “General Release”).  The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder.  Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

1.          I understand that any payments or benefits paid or granted to me under Sections 5(e) and 7 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled.  I understand and agree that I will not receive certain of the payments and benefits specified in Sections 5(e) and 7 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter.  Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.

2.          Except as provided in paragraphs 3 and 4 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, crossclaims, counterclaims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.          I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.          I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release.  I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.          I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief.  Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding.  Additionally, I am not waiving (i) any right to the Accrued Benefits or any severance benefits to which I am entitled and have not waived under the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, or (iii) my rights as an equity or security holder in the Company or its affiliates.

6.          In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied.  I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied.  I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement.  I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law.  I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.

7.          I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8.          I agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees.

9.          I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

10.         Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity.

11.         I hereby acknowledge that Sections 7 through 13, 18 through 21 and 23 of the Agreement shall survive my execution of this General Release.

12.         I represent that I am not aware of any claim by me other than the claims that are released by this General Release.  I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 1 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

13.         Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

14.         Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.	I HAVE READ IT CAREFULLY;

2.	I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.	I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

6.	I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

7.	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

8.	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED:	DATED:

EXHIBIT B

Spousal Consent

I, ________________________, am the lawful spouse of Gerald K. Carlson.

I agree and consent to my spouse’s election to waive any and all future benefits under the Phibro Animal Health Corporation Retirement Health Care Plan (“Retiree Health Plan”).  I understand and acknowledge that:

1.	As a result of this consent, I will not receive any benefits under the Retiree Health Plan.

2.	My spouse’s waiver of benefits under the Retiree Health Plan is being made in return for a cash payment under his Employment Agreement and I hereby acknowledge that such payment constitutes consideration for my waiver under this Spousal Consent also.

Date:	Signed: